UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 5, 2011 (July 1, 2011)

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.  Entry into a Material Definitive Agreement.

Effective July 1, 2011, Petrohawk Energy Corporation (Petrohawk or the Company) amended its existing credit facility, the Fifth Amended and Restated Senior Revolving Credit Agreement (the Senior Credit Agreement), dated August 2, 2010 by entering into the Fourth Amendment to the Fifth Amended and Restated Senior Revolving Credit Agreement (the Fourth Amendment), among the Company, each of the lenders from time to time party thereto (the Lenders), BNP Paribas, as administrative agent for the Lenders, Bank of America, N.A. and Bank of Montreal as co-syndication agents for the Lenders, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-documentation agents for the Lenders. The Fourth Amendment was entered into to facilitate the closing of the previously announced joint venture, known as EagleHawk Field Services LLC (EagleHawk), between Hawk Field Services, LLC (HFS), a wholly owned subsidiary of the Company and KM Gathering LLC and KM Eagle Gathering LLC, each an affiliate of Kinder Morgan Energy Partners, L.P., a publicly traded master limited partnership (Kinder Morgan). The Fourth Amendment, among other things, allows HFS to: convey its Eagle Ford Shale gathering and treating business in South Texas to EagleHawk; sell a 25% equity interest in EagleHawk to Kinder Morgan; enter into and abide by the terms of the operative documents governing the formation and operation of EagleHawk, and reaffirms the oil and gas component of the Company’s borrowing base under the Senior Credit Agreement at $1.8 billion, while reducing to zero the midstream component of the Company’s borrowing base.

The foregoing summary of the terms of the Fourth Amendment is qualified in its entirety by reference to the full text thereof, attached hereto as Exhibit 10.1.

Item 2.01   Completion of Acquisition or Disposition of Assets

On July 1, 2011, Petrohawk, HFS, a wholly owned subsidiary of Petrohawk, and EagleHawk, a wholly owned subsidiary of Petrohawk, closed previously announced transactions with KM Gathering LLC (KM Gathering) and KM Eagle Gathering LLC (Eagle Gathering), each of which is an affiliate of Kinder Morgan, a publicly traded master limited partnership, in which HFS sold (i) its remaining 50% membership interest in KinderHawk Field Services LLC (KinderHawk) to KM Gathering (the KinderHawk Disposition) and (ii) a 25% interest in EagleHawk to Eagle Gathering, in exchange for aggregate consideration of approximately $920 million ($836 million after customary closing adjustments), subject to customary post-closing purchase price adjustments.

EagleHawk is a newly formed entity engaged in the natural gas midstream business in the Eagle Ford Shale in South Texas.  EagleHawk holds Petrohawk’s gathering and treating assets and business serving Petrohawk’s Hawkville and Black Hawk fields in the Eagle Ford Shale.  EagleHawk has agreements with Petrohawk covering gathering and treating of natural gas and transportation of condensate pursuant to which Petrohawk dedicates its production from its Eagle Ford leases.  HFS manages EagleHawk’s operations.

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is unaudited pro forma financial information of the Company as of March 31, 2011, for the three months ended March 31, 2011 and for the year ended December 31, 2010 giving effect to the disposition of the Company’s remaining interest in KinderHawk as described above, on July 1, 2011. The unaudited pro forma information does not reflect the disposition of a 25% interest in EagleHawk to Eagle Gathering as Petrohawk controls EagleHawk and continues to fully consolidate EagleHawk in its financial statements.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See “Item 1.01—Entry into a Material Definitive Agreement” for a description of the Fourth Amendment to the Fourth Amended and Restated Senior Revolving Credit Agreement.

Item 9.01   Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited pro forma financial information giving effect to the KinderHawk Disposition discussed in Item 2.01 is included as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited pro forma balance sheet as of March 31, 2011 is based on the historical financial statements of the Company as of March 31, 2011 after giving effect to the KinderHawk Disposition as if it had occurred on March 31, 2011. The unaudited pro forma statements of operations for the three months ended March 31, 2011 and the fiscal year ended December 31, 2010 are based on the historical financial statements of the Company for such periods after giving effect to the KinderHawk Disposition as if it had occurred on January 1, 2010. The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s 2010 Annual Report on Form 10-K filed on February 22, 2011 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011, filed on May 5, 2011.

The unaudited pro forma financial information presented is not intended to represent and may not be indicative of the consolidated results of operations or financial position that would have occurred had the transactions been completed as of the dates presented nor of the future results of operations or financial position of the Company.

(d) Exhibits

Exhibit No	Description of Exhibit

10.1	Fourth Amendment to Fifth Amended and Restated Senior Revolving Credit Agreement dated July 1, 2011.

99.1	Unaudited pro forma consolidated financial statements of Petrohawk Energy Corporation as of March 31, 2011, for the three months ended March 31, 2011 and for the year ended December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

Date: July 5, 2011

EXHIBIT INDEX

10.1	Fourth Amendment to Fifth Amended and Restated Senior Revolving Credit Agreement dated July 1, 2011.

99.1	Unaudited pro forma consolidated financial statements of Petrohawk Energy Corporation as of March 31, 2011, for the three months ended March 31, 2011 and for the year ended December 31, 2010.